Exhibit 99.1

NOBLE ANNOUNCES OPERATING MANAGEMENT CHANGES

TROY, MI – JULY 28, 2008 – Noble International, Ltd. (NASDAQ: NOBL) (“Noble” or the “Company”) today announced that Jim Orchard, its Chief Operating Officer, has decided to leave the company as of July 31st. At the same time, the Company will promote Frank Sovis, currently President of Noble’s North American Operations, to the position of Chief Operating Officer. Additionally, John Nechiporchik will be promoted to President of North American Operations from his current role of Chief Operating Officer of North America. The promotions of both Mr. Sovis and Mr. Nechiporchik will be effective as of August 1st.

Noble’s Chief Executive Officer, Thomas L. Saeli commented, “We are sorry that Jim Orchard has elected to leave the company. Jim is a skilled and seasoned automotive executive, and has been an important part of our leadership team over the past year. We do wish him the best of success in his future business and personal pursuits. Noble is very fortunate to have a strong operational organization, as evidenced by our ability to immediately promote Frank and John into their new roles. They have both done a tremendous job over the past year operating the North American business in a difficult market environment, and have extensive tier one automotive experience.”

Prior to joining Noble in early 2007, Frank Sovis was President of Lear Corporation’s global interior systems division, a $3 billion per year worldwide manufacturing operation. Frank held a variety of executive positions during his 18 year career at Lear. John Nechiporchik’s previous experiences include serving as President of ASC Corporation, where he was employed for almost 19 years, as well as President of both Roush Industries Manufacturing Division and Guide Corporation.

SAFE HARBOR STATEMENT

Certain statements made by Noble International, Ltd. in this and other periodic oral and written statements and presentations, including filings with the Securities and Exchange Commission, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward-looking statements.

For more information, contact:

Scott A. Kehoe

Treasurer

Noble International, Ltd.

(248) 519-0700